UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	001-32001	98-1136802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Consumers Road, Suite 1105
Toronto, Ontario
Canada	M2J 4R3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 479-9828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 27, 2022, Aptose Biosciences Inc. (“we” or the “Company”) appointed Mr. Fletcher Payne as its Senior Vice President and Chief Financial Officer. In connection with this appointment, the Company and Mr. Payne, age 59, entered into an employment agreement on June 27, 2022 (the “Employment Agreement”).

Mr. Payne recently served as Chief Financial Officer of Synapse, where he completed several financing transactions and oversaw accounting, finance, corporate development, and legal functions. Prior, he served as Chief Financial Officer at Catalyst Bioscience, a publicly traded biotech company. He has served in Chief Financial Officer capacity and in senior financial positions at CytomX Therapeutics, Plexxikon Inc., Rinat Neuroscience Corporation, Dynavax Technologies Corporation, and Cell Genesys, among others. Mr. Payne holds a Bachelor of Science degree in Finance from the Haas School of Business, University of California, Berkeley.

Mr. Payne’s term of employment commenced on June 27, 2022, and will continue for an indefinite period of time until terminated pursuant to the terms of the employment agreement. During the term of his employment, Mr. Payne will receive an annual base salary of $430,000 and will be eligible for an annual discretionary bonus of up to 40% of his base salary, to be determined in the good faith discretion of the Company’s Board of Directors (the “Board”), based upon the Company’s and Mr. Payne’s achievement of certain objectives and milestones. In the event of Mr. Payne’s termination of employment by the Company without cause, or termination of employment by Mr. Payne for “good reason” (as defined in the Employment Agreement) and subject to his execution and non-revocation of a release of claims and his continuing compliance with the terms of the Employment Agreement and the Confidentiality Agreement (as described below), Mr. Payne will be entitled to a lump sum cash payment equal to his annual base salary at the time of termination, a lump sum cash payment equal to the average of his last three annual bonus payments and, if elected, payment of monthly COBRA insurance premiums for up to twelve months.

Pursuant to the Employment Agreement and subject to approval by the Board, Mr. Payne will be granted an award of options to purchase 1,000,000 shares of the Company’s common shares, subject to the terms and conditions of the Company’s 2021 Stock Incentive Plan. Pursuant to the Employment Agreement, during and following termination of his employment, Mr. Payne is subject to a non-solicitation covenant and a separate Confidentiality Agreement. In addition, during his employment, Mr. Payne is subject to a non-competition provision.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in all respects by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Payne and any other person pursuant to which Mr. Payne was appointed as an officer of the Company.

Mr. Payne does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Payne has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Employment Agreement, dated June 27, 2022, between Aptose Biosciences Inc. and Fletcher Payne

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2022	APTOSE BIOSCIENCES INC.

	By:	/s/ William G. Rice
Dr. William G. Rice
President, Chief Executive Officer and Chairman of the Board of Directors

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